Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated August 7, 2020, relating to the balance sheet of Vector Acquisition Corporation as of July 30, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from July 28, 2020 (inception) through July 30, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

September 18, 2020